FINAL TRANSCRIPT

Thomson StreetEvents™

NYMT - Q1 2009 New York Mortgage Trust Inc Earnings Conference Call

Event Date/Time: May. 08. 2009 / 9:00AM ET

CORPORATE PARTICIPANTS

Scott Eckstein
Financial Relations Board - Investor Relations

Steven Mumma
New York Mortgage Trust, Inc. - President, CEO, CFO

Jim Fowler
New York Mortgage Trust, Inc. - Chairman

Matthew Hallett
Fox-Pitt Kelton - Analyst

CONFERENCE CALL PARTICIPANTS

John Wimsatt
KBW Asset Management - Analyst

Charles Griege
Blue Lion Capital - Analyst

PRESENTATION

Operator

Good morning, ladies and gentlemen. Thank you for standing by. Welcome to the New York Mortgage Trust first quarter 2009 conference call. During today's presentation, all parties will be in a listen-only mode. Following the presentation, the conference will be open for questions. (Operator Instructions). This conference is being recorded today, Friday, May 8, 2009.

I would now like to turn the conference over to Scott Eckstein with Financial Relations Board. Please go ahead, sir.

Scott Eckstein - *Financial Relations Board - Investor Relations*

Thank you, Operator. Good morning, everyone, and welcome to the New York Mortgage Trust first quarter 2009 results conference call. A press release was distributed yesterday after the close of market. If you did not receive a copy, the release is available on the Company's website at www.NYMTrust.com in the Investor Relations section.

Additionally, we are hosting a live webcast of today's call, which you can access in the same section or through www.Earnings.com. If you would like to be added to the Company's quarterly distribution list, please contact Samantha Alfonso at 212-827-3746.

At this time, management would like me to inform you that certain statements made during the conference call which are not historical may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although New York Mortgage Trust believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, they can give no assurance that its expectations will be attained.

Factors and risks that could cause actual results to differ materially from expectations are detailed in yesterday's press release and from time to time in the Company's filings with the SEC.

At this time for opening remarks, I would like to introduce Steve Mumma, Chief Executive Officer, President and Chief Financial Officer. Steve, please go ahead.

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

Thank you, Scott. Good morning, everyone, and thank you for being on the call today. First, I'm going to go through some highlights of the first quarter, followed by a more detail financial review and then finally, we'll finish with a Q&A period with myself and Jim Fowler, our Chairman, who's also on the call.

The Company started the new year with a solid first quarter, positioning the Company for a promising 2009. We had $0.22 per share in earnings, which was at the mid-point of our earnings estimate given earlier in the quarter. We successfully liquidated a CMO floating rate portfolio, resulting in a minimal gain, but more importantly, freeing up approximately $45 million of liquidities that can be reallocated in more favorable risk-adjusted investment opportunities.

We made our first investment in Alternative Strategies, a $9 million investment in CLO notes at a deeply discounted price, which we believe will have returns in excess of 25% on a cash-on-cash basis. It will also help us utilize our NOL that is currently sitting in our taxable REIT subsidiary, as well as having some meaningful capital gain opportunities.

We had record portfolio margins of 252 basis points, with an expected expansion in the second quarter after giving the effect for the sale of the lower yielding CMO floating rate portfolio.

Now, I'll go into some more detail of the first quarter.

As previously noted, the Company earnings for the first quarter of 2009 were $0.22 per common share or $2.1 million as compared to a loss of $21.3 million or $0.419 per share for the first quarter of 2008.

The Company declared and paid a first quarter dividend of $0.18 per common share.

The Company had a net interest margin of $4.1 million or an improvement of $2.8 million over the first quarter of 2008.

The Company incurred loan losses of approximately 600,000 during the quarter versus $1.4 million for the first quarter of 2008.

Company expenses for the first quarter increased slightly by $140,000 to a total of $1.5 million and we expect the run rate for the remainder of the year to be between 1.5 and $1.6 million per quarter.

Our net interest margin averaged 252 basis points in the quarter as compared to 131 basis points in the previous quarter and 85 basis points for the first quarter of 2008.

We headed into the second quarter of 2008 -- 2009 with an estimate net interest margin of approximately -- improvement of 70 to 80 basis points after giving effect of the sale of the CMO floating rate portfolio.

The Company's average earning assets for the quarter were approximately $797 million as compared to $841 million for the fourth quarter of 2008.

As of March 31, 2009, the Company had total assets of $726 million as compared to 853 million for the period ending December 31, 2008. Included in our total assets as of March 31, 2009, were $314 million in investment securities and $336 million in mortgage loans held in securitization trust.

The Company had total liabilities of $684 million as of March 31, 2009, compared to $814 million as of December 31, 2008. Included in these liabilities are $276 million of repurchase agreements, $324 million of CDO debt financing our loan sale and securitization trust, $20 million in convertible preferred debentures, and $45 million in subordinated trust preferred securities.

As of March 31, 2009, our residential MBS portfolio totaled approximately $305 million and consisted of $285 million of agency MBS, including $251 million of agency ARM MBS and $34 million of CMO floating rate securities, which we sold in the month of April and are totally out of those positions. In addition, we have $20 million of non-agency securities.

Residential MBS portfolio had an average coupon during the first quarter of 4.22%, with an average yield of 4.31%. The MBS portfolio averaged a CPR rate of 12.3%, up from 9.2% during the fourth quarter of 2008. The residential MBS portfolio was financed in part with $276 million of repurchase agreements with an average cost during the quarter of 1.31% and after giving effect of the interest rate swaps, an average cost of 2.45%.

The average haircut as of March 31 on our repurchase agreements was 7.7%, but after giving effect for the sale of the CMO portfolio in April, the haircuts have now dropped down to approximately 6%.

The Company had seven counter-parties lending us money at the end of the quarter and had a current leverage ratio of 4.5 to 1, down from 6.8 to 1 at December 31, 2008.

In addition during the first quarter, the Company made an initial investment in Alternative Strategy for $9 million in Cratos 1 CLO notes. We expect to make additional purchases during the second quarter for Alternative Strategies.

In addition, the investment portfolio includes $336 million of loans held in securitization trust for on-balance sheet securitization. These loans had an average coupon of 5.33% and an average yield of 5.21%. These loans are permanently financed with $324 million of collateralized debt obligations, which had an average cost during the quarter of 1.09%.

The Company's net investment on the on-balance sheet securitization is $12 million after deducting $1.7 million for our loan loss reserves. The securitizations had 177 basis points and greater than 60-day delinquencies or $6 million, represented by 16 loans as compared to 173 basis points for the previous quarter.

There were three REO properties totaling $816,000 as compared to four REO properties during the fourth quarter of 2008 totaling $1.9 million. For the REO properties that are outstanding today, we expect to sell all those properties in the second quarter with no additional impact to the financial statements.

We continue to monitor the performance of our loan portfolio with the goal of identifying and working with borrowers who may become delinquent. The Company has been successful in implanting short-term modification programs to assist our borrowers in resolving their delinquency situations. The book value at March 31, 2009, was $4.45 per common share and included $6.6 million in unrealized fair value losses or $0.71 per common share.

To recap, the Company has exited its agency CMO floater position, reduced leverage, increased liquidity for future investments and established a baseline earnings stream that we will be able to improve over the course of this year.

Operator, I'd like to now take questions, where Jim Fowler and myself will be available to answer.

QUESTIONS AND ANSWERS

Operator

Thank you, sir. We will now begin the question-and-answer session. (Operator Instructions). And our first question comes from the line of Matthew Hallett with Fox-Pitt Kelton. Please go ahead.

Matthew Hallett - *Fox-Pitt Kelton - Analyst*

Hi, guys. Thanks for taking my questions and congratulations on some strong results. First, I want to go over the margin, really strong margin, in the first quarter. It looks like it's going to get better here in the second quarter. It's really being helped out by those three securitization trusts that are on-balance sheet. What's the biggest influence on that margin going forward? If you look at it in the back half of the year, is it prepayment speeds on mainly those loans?

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

Well, clearly, prepayment speeds would have some effect because, obviously, the balances would go down. I mean, the speeds though on our securitizations in the first quarter averaged 12 CPR in April. And we -- and going through the quarter and if you look at the average, it was 5 CPR in January, 14 in February, 18 in March and it was 20 in April. We're anticipating speeds staying in the mid to high 20 CPR range, 24 to 27 CPR for the remainder of the year. So I think we have some pretty good estimates there. That would have some impact. Obviously, it would increase.

Second would be loan loss experience. While the loan loss doesn't directly impact the margin at top line, it does impact the bottom line and that's why we focus a tremendous amount of energy toward identifying and assisting borrowers who come under duress. Those would be the two components. As LIBOR is a straight -- we have 533 yield, our coupon and the 109 dollar cost and liabilities are -- those liabilities reset monthly, up to one month LIBOR and the average rate is about 40 basis points over LIBOR. So our actual liability costs, given where one month LIBOR is today, is going to trend slightly downward.

Matthew Hallett - *Fox-Pitt Kelton - Analyst*

Right, got you. Well, the delinquency experience has been excellent. What are you seeing with respect to -- a lot of those loans are [5-1s] that may be coming up for reset. Would you expect a borrower to sort of stay in the loan as it resets downward, or do you think they have enough sort of ability to refinance and so forth -- any experience so far?

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

Experience-wise, up until six months ago, I would say 95% of our borrowers who came to reset, refinanced or went out of the deal.

Matthew Hallett - *Fox-Pitt Kelton - Analyst*

Okay.

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

And we looked at our -- if you look at our securitizations, the first securitization had a large percentage of [3-1s] and it was done earlier -- and the [5-1s] were done at an earlier point in time, so that had the highest prepayment fees.

What we're seeing now is many borrowers' coupons are resetting downward into one-year ARMs, so we're not seeing those people typically going away. We are seeing -- I think a lot of the refis that are going away are – got one year to reset. They see the fixed rates being lower and they try to lock in longer term rates, but the guys that actually go through reset are staying in the deal, at lease what we've seen so far.

Matthew Hallett - *Fox-Pitt Kelton - Analyst*

Right, got you. Okay. And then switching to the --

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

And the last thing, Matt, all of our securitizations are [5-1s] and I would say by the end of 2009, 75% of the borrowers in our portfolio will be in one-year ARMs and the remaining 25% will be in one-year ARMS in the first quarter of 2010.

Matthew Hallett - *Fox-Pitt Kelton - Analyst*

Right, they're (inaudible). Got you, good. Okay. Then, Steve, on the Alternative Estimate strategy, what's the rate of capital deployment? You already put 9 million to work in April, looking to get another 30 or 35 million to go. What sort of rate should we assume?

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

I think they were looking for – we were looking for unlevered returns that are going to be in the high teens, the low 20 multiple and it would depend on the asset class of where we would look at those types of yields. Clearly, depending on asset class, we may take a lower yield if we think the opportunities are excellent and if it's a more distressed category or a more high-risk category, we look to have a higher yield opportunity.

Matthew Hallett - *Fox-Pitt Kelton - Analyst*

Would you expect -- with your excess capital, surely, you're under-leveraged. Would you expect, by the end of the second quarter, being up to fully deployed or close to it, with the opportunities out there?

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

I think we're going to be very prudent in deploying this cash because clearly, we're getting into some areas where it's not just a straight interest play. You're talking about a tremendous amount of credit risk on some of these assets. So the due diligence on a first investment was three months. We have many -- we're looking at many different asset classes right now. I mean, we'd like to be fully invested, but we're going to invest at the rate that we think is proper long-term, not for short-term. We'd like to be invested, but we're not going to be just because we're coming to a deadline.

Matthew Hallett - *Fox-Pitt Kelton - Analyst*

Yes, got you. Okay. And then last question, on the book value, a nice depreciation this quarter. You still have a little bit of an unrealized loss though in the OCI. Most of it's due to the swaps which will eventually unwind. My question is, if you were to adopt 159 – I know I think the window is past for that – what would the implied book value be? In other words, if you were to go out and, for example, repurchase some of your AAA securitization debt, or even some of the trust preferreds, which I believe are trading at discount, is there any sort of estimate you could give us, what book value --

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

It's -- you get into a theoretical question there. I mean, yes, in theory, you could go out and buy some of your debt at a discount. The question becomes are you a viable entity running forward if you go out and decide to buy that out? In the marketplace

today, the CDO debt is trading less than par, no question. We will have a fair value footnote in the financials that will show you that the CDO debt is -- probably have an average price in the 60s. The trust preferreds probably have the market value. It's probably improved slightly in the last couple of weeks, but probably in the 60 range also. So you can imply a very high book value on those rates. On the other hand, they're liabilities that we intend to pay a part.

Matthew Hallett - *Fox-Pitt Kelton - Analyst*

Right.

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

So that book value only has a worth if you thought you could unwind your company efficiently in a very short amount of time, which is not the case.

Matthew Hallett - *Fox-Pitt Kelton - Analyst*

Right. No, I understand, but there's certainly upside to that 445 number.

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

There's certainly upside to that, yes, absolutely.

Matthew Hallett - *Fox-Pitt Kelton - Analyst*

Great. Thanks, guys.

Jim Fowler - *New York Mortgage Trust, Inc. - Chairman*

Hey, Matt, before you jump off, this is Fowler. I just wanted to thank you. While not giving any sort of guidance on your numbers, I'd like to thank you and the Company would like to thank you for your report and your interest in our Company.

Matthew Hallett - *Fox-Pitt Kelton - Analyst*

Hey, you guys are doing a fantastic job of making me look good. So thank you.

Jim Fowler - *New York Mortgage Trust, Inc. - Chairman*

Well, we'll try to string a couple of them together for you.

Operator

Thank you. Our next question comes from the line of John Wimsatt with KBW Asset Management. Please go ahead.

John Wimsatt - *KBW Asset Management - Analyst*

Hey, guys.

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

Good morning, John.

Jim Fowler - *New York Mortgage Trust, Inc. - Chairman*

Good morning, John.

John Wimsatt - *KBW Asset Management - Analyst*

How are you doing? Good, nice quarter. Question – now that the floaters are gone, what are the earning assets looking like going into the second quarter or are they at the end of the quarter?

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

You're looking at -- you have $314 million of MBS securities -- well, 305 million of MBS and 900 million of the CLO.

John Wimsatt - *KBW Asset Management - Analyst*

Got it.

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

And you have 336 million of securitizations.

John Wimsatt - *KBW Asset Management - Analyst*

Securitizations, okay. And so while the margin's going to be up quite a bit, the earning assets will be down a little bit, so –

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

The earning assets will be down and the floaters represented about 150 million on average on the balance, but the --

---

John Wimsatt - *KBW Asset Management - Analyst*

Right, and then we added the other -- the Cratos.

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

Right, but the contribution from the $150 million in cash terms for the quarter was minimal because the spread on the floaters, relative to the financing rate, did not generate a tremendous amount of cash.

John Wimsatt - *KBW Asset Management - Analyst*

Right. So net-net, (inaudible) floaters, even though earning assets are down and the margin's up, it's still an improvement in cash flow?

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

Exactly.

John Wimsatt - *KBW Asset Management - Analyst*

Right, right, okay.

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

The dollar net margin will be better.

John Wimsatt - *KBW Asset Management - Analyst*

Okay. And the Cratos is going to go into the --

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

The TRS.

John Wimsatt - *KBW Asset Management - Analyst*

-- the TRS and so that's going to be a tax paying entity and you're going to retain that book?

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

That's right.

John Wimsatt - *KBW Asset Management - Analyst*

Theoretically, anyway. I mean, you have the option, but –

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

That's right. The benefit of the TRS is you have the option to pay it out of the dividend or keep it as a (inaudible).

John Wimsatt - *KBW Asset Management - Analyst*

Right. And the NOL will get utilized there?

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

Absolutely.

John Wimsatt - *KBW Asset Management - Analyst*

Okay.

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

And the other thing is, on a minimum, our trust preferred securities are booked in the TRS, which means the interest expense generated by that is tax deductible. So every year, you have a $3.5 million interest expense that now, we can offset with income.

John Wimsatt - *KBW Asset Management - Analyst*

Got it, got it. Now, that's interesting. Okay.

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

Before you (inaudible) the NOL.

John Wimsatt - *KBW Asset Management - Analyst*

Yes, right, right, right. And – okay, okay. And you said -- you didn't say that you had anything else beyond the Cratos and sort of the Alternative Investment structure right now?

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

That's correct.

John Wimsatt - *KBW Asset Management - Analyst*

Okay, great. Thanks, guys. Nice –

Jim Fowler - *New York Mortgage Trust, Inc. - Chairman*

John?

John Wimsatt - *KBW Asset Management - Analyst*

Yes?

Jim Fowler - *New York Mortgage Trust, Inc. - Chairman*

On that point, as you might think about what we were going to do in Alternative Investments, one of the things that Steve and I and the Board and the Company have given thought to is how best to position the Company from here going forward. And I guess, as Steve said, we have nothing that we're in serious discussions with right now in terms of additional investments, but it might be of interest to know how we're thinking about this. Our view is that -- and I think you saw a little bit of this yesterday in the interest rate market and particularly the mortgage markets. The Treasury option was weak yesterday; mortgages got hit hard and the 10 year is now trading above [December] levels.

John Wimsatt - *KBW Asset Management - Analyst*

Yes.

Jim Fowler - *New York Mortgage Trust, Inc. - Chairman*

So our view is longer term rates are likely to go up. The Fed is going to be probably slow raising short-term rates, but nonetheless, we would like to -- we have a very nice agency position in place right now that's well hedged and at prices that are significantly below where we could sell those, even closing out the swaps. And we think that's a nice position to have. What we'd be looking to do now is adding assets that would benefit from an improving economy and rather than putting on very high-priced agency assets that can only work at this point, if funding rates stay very low, because we know that the opportunity for high leverage should no longer exist.

So as Steve mentioned earlier, those assets and those opportunities take far more due diligence and we'll be spending time on that.

John Wimsatt - *KBW Asset Management - Analyst*

Sure.

Jim Fowler - *New York Mortgage Trust, Inc. - Chairman*

And I would think you would – whether it be the residential mortgage markets, the corporate market, both of those, given our current investment, would be fertile opportunities for us. I think we'd be, at this juncture, reluctant to do anything in the commercial market, but so I think -- as we think about it more globally, we're looking at investments that we can buy today at distressed prices, given the lack of liquidity in the market, at a time when we have significant liquidity, that will benefit from an improving economy that will be reflected by higher rates and change in the Fed policy. That will take more time, but I would be – I would expect that over the next 90 days, we'll have a reasonable portion of our capital allocated and invested and then see more things happen through the balance of the year.

John Wimsatt - *KBW Asset Management - Analyst*

Sure. The agency trade itself, I mean, it doesn't sound like anyone thinks short-term rates are going up anytime soon. So you could still generate decent returns; you just don't like the premium you'd have to pay?

Jim Fowler - *New York Mortgage Trust, Inc. - Chairman*

Well, I think – I remember us selling bonds in March of last year, 325 and 350-Z-spreads, spreads and swaps.

John Wimsatt - *KBW Asset Management - Analyst*

Right.

Jim Fowler - *New York Mortgage Trust, Inc. - Chairman*

I think they're now at the 105 to 115 level, dollar prices, and 104.5. That's going to work really well at a 35 to 40 basis point one-month LIBOR or with Treasury rates below 3%. One of those two situations don't exist today. It will be a while before, I think, the Fed rate is raised, but nonetheless, that premium -- and I would imagine those bonds will get more expensive as longer term rates go up because investors generally go into more bullet-like, short duration securities before they'll go into 30-year agencies that have the extension risk. But it's just not something that I think is a long-term business model for us. I think we'd be looking at -- in other areas to take advantage of some of the [stranded] assets that are out there and some of the liquidity discounts that are available.

John Wimsatt - *KBW Asset Management - Analyst*

Great. Nice quarter, guys. Thanks.

Jim Fowler - *New York Mortgage Trust, Inc. - Chairman*

Thank you, John.

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

Thanks, John.

Operator

Thank you. (Operator Instructions). And our next question comes from the line of Charles Griege with Blue Lion Capital. Please go ahead.

Charles Griege - *Blue Lion Capital - Analyst*

Good morning, guys.

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

Good morning.

Charles Griege - *Blue Lion Capital - Analyst*

Again, I wanted to commend you for exiting the floater portfolio the way you did. That worked out significantly better than I think any of us would have thought and I wanted to just ask you a little bit more about your -- the CLO strategy with regard to Cratos. Put a little more meat on that bone in terms of how you get your cash on cash returns and what your underlying assumptions are, say, for defaults and recoveries within the portfolio as it stands today.

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

The one thing I can tell you – we said before is that we spend a tremendous amount of time due-diligencing this transaction, one. Two, J&P has the management team in place, so we know the managers of the deal. And when we went and did an analysis of the transaction, it was on a credit by credit basis with both assumptions and looking at over a time period that was probably three to five years from a cash on cash return.

Charles Griege - *Blue Lion Capital - Analyst*

Okay.

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

Clearly, we know when you buy distressed assets, there is distressed loans within the structures. We also have, within our estimates, know that there will be periods of times that we've estimated that you're not going to be receiving interest on some or all of your notes. And we also estimate that we will be receiving interest on some of those notes going forward. So I don't want to get into – Chuck, I'd rather not get into super-detail on each loan. Suffice it to say that –

Charles Griege - *Blue Lion Capital - Analyst*

No, I wasn't asking about super – I was just – high level in terms of purchase price and yield and --

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

High level (inaudible) many of the loans in that portfolio were going into default. We assumed that a great many of the loans in default were going to be worth zero, and under a wide variety of scenarios, we feel very comfortable with the analysis and that the return to shareholders, we think, will be very good. And given where the economy and the stock market is today, which was much higher than when we did this trade, we feel a little bit better actually, with our analysis, even more secure than we did before. I mean, clearly, there's going to be blowups in these deals. That's the nature of the beast when you buy a distressed asset. The question is, you want to make sure your assumptions are sufficient enough that in your worst-case scenario, or 30 or 50% beyond your worst-case scenario, you're still getting some return on that investment, which the case is --

Charles Griege - *Blue Lion Capital - Analyst*

Sure, and at a high level. It's a very diverse (inaudible) loan book. Can you give us maybe some underlying credit metrics for that loan book in terms of median total debt, EBITDA median, senior debt to EBITDA, just things like that, just to expand on how you thought about the investment?

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

Yes, I mean, I don't have those numbers sitting in front of me, and what -- and typically, I don't like -- when you look -- and personally for me, when I look at an average, even when I look at a loan securitization, the problem with averages is if the average doesn't kill you, it's the bottom tier that kills you. So --

Charles Griege - *Blue Lion Capital - Analyst*

I understand that.

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

So we really took a loan level analysis and we would look at the EBITDA. Clearly, the EBITDA on the lower bottom loans is going to be much higher than the top-rates ones, so I don't know those numbers off the top of my head. I'm more than happy to get them for you and I'd be happy to do that offline here, but I don't have those numbers, and we're not planning on disclosing those numbers in the Q either, by the way.

Charles Griege - *Blue Lion Capital - Analyst*

Just what do you expect to disclose in the Q with regard to the investment?

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

I think what we'll disclose in the Q is we're going to disclose going forward in the second quarter, our assumption we used in coming to the valuation. We'll have a discussion on -- we're going to have a yield calculation and there'll be some accretion of principal and there'll be some allocation of -- between yield and principal value. So we'll have a discussion about that.

Charles Griege - *Blue Lion Capital - Analyst*

(Inaudible).

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

I don't think we'll ever get into an analysis -- we're going to give detailed, exact assumptions on defaults and stuff on our investments line by line. I think that puts us at a disadvantage with competitors that are looking at these types of asset classes.

Jim Fowler - *New York Mortgage Trust, Inc. - Chairman*

Hey, Chuck, this is Jim. Let me see if I can provide a few comments. The first is that every asset in the CLO is a senior secured loan.

Charles Griege - *Blue Lion Capital - Analyst*

Right.

Jim Fowler - *New York Mortgage Trust, Inc. - Chairman*

There's nothing in the CLO that is a subordinate loan or a mezzanine loan. There's considerable financing and equity below us and it's a fairly diverse sponsor group, and we've been working on this from a due diligence point of view or an ownership point of view for going on a little over five months now. And the good news has been that -- and most of these are private companies.

Charles Griege - *Blue Lion Capital - Analyst*

Right.

Jim Fowler - *New York Mortgage Trust, Inc. - Chairman*

And private companies and CLOs get what's referred to as a shadow rating from the agencies, from the rating agencies, and there have been relative to New York Mortgage Trust internal analysis and diligence, there's been far more wins than losses coming out of the rating agencies of late. And the companies are continuing to do what they need to do to remain cash flow positive and service their debt. There's been very few covenant reaches of late with any of the companies and so when I look at this, and I know what our -- what New York Mortgage's assumptions were in terms of total defaults, I would say at this juncture that the CLO and the underlying companies are performing better than we would have expected. And I think that's good.

I think the other thing in terms of due diligence, in that these are all private companies, the amount of information made available to us was voluminous and we have very granular financial information historically on these companies. And we receive frequent monthly and quarterly reporting from the companies, much more than what equity investors would get from public companies even on an ongoing basis.

Charles Griege - *Blue Lion Capital - Analyst*

Right.

Jim Fowler - *New York Mortgage Trust, Inc. - Chairman*

So we feel good about where things are now and the outlook for the vast majority of the companies positive relative to what New York Mortgage concluded when we bought the notes. Now, when thinking of buying the notes, this was a J&P relationship that was presented to New York Mortgage and when Steve and I and the Company and the Board considered this, the backdrop at that point in time of alternative deals were 18 to 20% in zero-credit-risk assets.

So while we're not discussing the price that we paid, and we'll disclose more information in the future, as Steve alluded, one of the things that I think you can conclude is that if we're going to make an investment in an asset class like this, they have got to be significantly higher, even multiples higher, on a very conservative basis relative to assumptions that what we could have done alternatively. So I think -- and so far, that's how we priced it; that's what New York Mortgage paid for its notes and so far, things are trending better than New York Mortgage assumed it would. And let's – we'll see how that continues. There's clearly risks and the like, but nonetheless, better than we expected to see.

Charles Griege - *Blue Lion Capital - Analyst*

And I guess my last question -- would you give us your thoughts or if you could provide a little more color around your prepayment thoughts. As we go through the balance of the year, I think you said you're expecting kind of 24, 25 (inaudible) the year.

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

It's interesting, Chuck. The – I will tell you, the agency speeds came out for the month of May yesterday. Our ARM portfolio paid at a 12 CPR. The previous month paid at a 20 CPR. The three months before that, or the first quarter, was basically 11 CPR. So the ARM portfolio -- I think what was -- we had a spike up in April and now it's come back down. I think you're going to see some leveling off and I think part of that is because of the pipeline is just flooded now with refis and there's not the capacity to process them.

So I think some of that – that's why I think the speeds aren't going to spike like you saw in '80s, in '03 and some of the other hyper years where you saw 60, 70 CPRs in some months. I think you can get up into the high 20s and low 30s on some of these [bonds], but it may be longer. It will depend where rates go over the next three months, so if this thing continues on, or if it starts to slow down. But I think you'll ramp up and the ramp will stay higher than people think because it's just a pipeline drop, but I think, given the aging of our securitizations, I think the high 20 CPR is probably the right number because the rate environment for these borrowers -- the resetting rate is going to be lower when they can get a fixed rate.

So if you have somebody who's been in ARM for an extend period of time, and they're comfortable being in ARMs, they're probably not going to refi. It's the guy who got the first time -- a [5-1] borrower is now seeing a fixed rate and probably is concerned about an ARM who's going to jump. So it'll be interesting to see how those go, but I think 20s. In the securitization side, 20s is probably the outlier and I think the agency -- and our agency ARMs, given our gross whacks are in the high 5s. My guess is you could see it go up close to 30, maybe through 30 in a couple of bonds, but in general, it's going to stay in the 20s also, I think.

Charles Griege - *Blue Lion Capital - Analyst*

Okay. Thanks a lot.

Jim Fowler - *New York Mortgage Trust, Inc. - Chairman*

That's really the only two prepayment exposures we have currently.

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

And the last thing, our non-agency – we have one large non-agency position that has – is backed by fixed rate ARMS -- I mean, fixed rate mortgages at about a 640 gross whack. That paid at 28 CPR in April, so that was a good thing for us because that's a bond that we have marked at a very low price, and it prepaid at -- 5% of the principal paid off in the month of April, which was nice.

Charles Griege - *Blue Lion Capital - Analyst*

All right. Thanks a lot. I'll yield the floor.

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

Okay.

Jim Fowler - *New York Mortgage Trust, Inc. - Chairman*

Thanks, Chuck.

Operator

Thank you. (Operator Instructions). And at this time, we have no questions in the queue. I'd like to turn the call back over to management for any closing remarks.

Steven Mumma - *New York Mortgage Trust, Inc. - President, CEO, CFO*

Thank you very much for being on the call. We look forward to reporting the second quarter. We'll report that probably at the first week in August or at the end of July. And our annual meeting is on June 9 and if you can make it, we'd appreciate it. Otherwise, thank you very much.

Operator

Thank you. Ladies and gentlemen, this concludes the New York Mortgage Trust first quarter 2009 conference call. If you'd like to listen to a replay of today's conference, please dial 303-590-3030 or 1-800-406-7325, followed by the passcode of 4068002.

ACT would like to thank you for your participation and you may now disconnect.
